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THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES                          Exhibit 12 - Statement Regarding Computation of Ratios
                                                                                              Ratios of Earnings to Fixed Charges


                                                             (in thousands, except ratios)
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                                                 January 29,      January 30,     February 1,      February 2,       February 3,
Fiscal year                                             1994             1993            1992             1991              1990
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
    Interest                                        $19,701          $20,180         $25,071          $20,262           $18,054
    Interest factor in rental expense                 5,595            4,698           3,456            3,091             2,751
    Capitalized interest                              1,254              852             602            1,252             1,444
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(a) Fixed charges, as defined                        26,550          $25,730         $29,129          $24,605           $22,249


    Earnings before income taxes                   $104,508          $85,615         $60,512          $58,777           $55,124
    Fixed charges                                    26,550           25,730          29,129           24,605            22,249
    Capitalized interest                             (1,254)            (852)           (602)          (1,252)           (1,444)
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(b) Earnings, as defined                           $129,804         $110,493         $89,039          $82,130           $75,929

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(c) Ratio of earnings to fixed charges (b/a)           4.9x             4.3x            3.1x             3.3x              3.4x

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